Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

SECOND QUARTER 2013 RESULTS

Reports diluted FFO per share of $1.28 Reports diluted EPS of $2.94

BOSTON, MA, July 30, 2013 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2013.

Funds from Operations (FFO) for the quarter ended June 30, 2013 were $195.4 million, or $1.29 per share basic and $1.28 per share diluted. This compares to FFO for the quarter ended June 30, 2012 of $206.5 million, or $1.37 per share basic and $1.36 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 151,938,203 and 153,796,959, respectively, for the quarter ended June 30, 2013 and 150,312,215 and 152,047,213, respectively, for the quarter ended June 30, 2012.

The Company’s reported FFO of $1.28 per share diluted was greater than the guidance previously provided of $1.25-$1.27 per share. The Company’s reported FFO included the following items, among others, that were not reflected in the guidance: approximately $0.01 per share as a result of lower operating expenses and approximately $0.01 per share of higher than expected leasing and other fee income.

Net income available to common shareholders was $452.4 million for the quarter ended June 30, 2013, compared to $118.6 million for the quarter ended June 30, 2012. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2013 was $2.95 basic and $2.94 on a diluted basis. This compares to EPS for the second quarter of 2012 of $0.79 basic and $0.78 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2013. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2013, the Company’s portfolio consisted of 179 properties, comprised primarily of Class A office space, one hotel, three residential properties and four retail properties, aggregating approximately 44.8 million square feet, including eight properties under construction totaling 2.8 million square feet. In addition, the Company has structured parking for vehicles containing approximately 15.7 million square feet. The overall percentage of leased space for the 168 properties in service (excluding the two in-service residential properties and the hotel) as of June 30, 2013 was 92.1%.

Significant events during the second quarter included:

•

On April 1, 2013, the Company was designated as the Owner’s Representative by Harvard Planning and Project Management to provide development management services for Harvard’s new Health and Life Sciences Facility.

•

On April 1, 2013, the Company used available cash to repay the mortgage loan collateralized by its 140 Kendrick Street property located in Needham, Massachusetts totaling approximately $47.6 million. The mortgage loan bore interest at a fixed rate of 7.51% per annum and was scheduled to mature on July 1, 2013. There was no prepayment penalty.

•

On April 1, 2013, the Company commenced construction on the initial phase of its Transbay Tower development project totaling approximately 1.4 million net rentable square feet located in San Francisco, California.

•

On April 4, 2013, a joint venture in which the Company has a 50% interest obtained construction financing collateralized by its Annapolis Junction Building Seven development project located in Annapolis, Maryland totaling $22.0 million. The construction financing bears interest at a variable rate equal to LIBOR plus 1.65% per annum and matures on April 4, 2016, with two, one-year extension options, subject to certain conditions.

•

On April 10, 2013, the Company acquired the Mountain View Research Park and Mountain View Technology Park properties from its Value-Added Fund for an aggregate purchase price of approximately $233.5 million. In conjunction with the acquisition, the Value-Added Fund repaid the mortgage loans collateralized by the Mountain View Research Park and Mountain View Technology Park properties totaling approximately $90.0 million and $20.0 million, respectively, as well as the outstanding loans payable to the Company’s Operating Partnership totaling approximately $8.6 million and $3.7 million, respectively. The Mountain View Research Park and Mountain View Technology Park mortgage loans bore interest at variable rates equal to LIBOR plus 2.00% per annum and LIBOR plus 2.50% per annum, respectively, and were scheduled to mature on May 31, 2014 and November 22, 2014, respectively. Prior to the acquisition, the Company’s ownership interest in the properties was approximately 39.5%. As a result of the acquisition, the Company owns 100% of the properties and is accounting for them on a consolidated basis.

•

On April 11, 2013, the Company’s Operating Partnership completed a public offering of $500.0 million in aggregate principal amount of its 3.125% senior unsecured notes due 2023. The notes were priced at 99.379% of the principal amount to yield an effective rate (including financing fees) of 3.279% to maturity. The notes will mature on September 1, 2023, unless earlier redeemed. The aggregate net proceeds from the offering were approximately $492.5 million after deducting the underwriting discount and transaction expenses.

•

On April 15, 2013, the Company announced that holders of its Operating Partnership’s 3.75% Exchangeable Senior Notes due 2036 (the “Notes”) had the right to surrender their Notes for purchase by the Operating Partnership (the “Put Right”) on May 18, 2013. On April 15, 2013, the Company also announced that the Operating Partnership issued a notice of redemption to the holders of the Notes to redeem, on May 18, 2013 (the “Redemption Date”), all of the Notes outstanding on the Redemption Date. In connection with the notice of redemption, holders of the Notes had the right to exchange their Notes on or prior to May 16, 2013. Notes with respect to which the Put Right was not exercised and that were not surrendered for exchange on or prior to May 16, 2013, were redeemed by the Operating Partnership at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. Based on final information provided to the Operating Partnership by the trustee for the Notes, no Notes were validly tendered and accepted for purchase in the Put Right. Pursuant to the notice of redemption, an aggregate principal amount of $990,000 of the Notes was redeemed on May 18, 2013. The remaining aggregate principal amount of $449,010,000 of the Notes was surrendered for exchange and, in addition to the repayment of the principal in cash, the Company issued an aggregate of 419,116 shares of its common stock in exchange for the Notes.

•

On April 25, 2013, the Company commenced construction of its 601 Massachusetts Avenue development project totaling approximately 478,000 net rentable square feet located in Washington, DC. The project is approximately 79% pre-leased.

•

On May 30, 2013, a joint venture in which the Company has a 60% interest completed the sale of its 125 West 55th Street property located in New York City for a sale price of $470.0 million, including the assumption by the buyer of the mortgage loan collateralized by the property totaling approximately $198.6 million. 125 West 55th Street is a Class A office property totaling approximately 588,000 net rentable square feet.

•

On May 31, 2013, a joint venture in which the Company has a 30% interest refinanced its construction loan collateralized by 500 North Capitol Street, NW located in Washington, DC. The construction loan totaling approximately $90.6 million bore interest at a variable rate equal to LIBOR plus 1.65% per annum and was scheduled to mature on October 14, 2014. The new mortgage loan totaling $105.0 million requires interest-only payments at a fixed interest rate of 4.15% per annum and matures on June 6, 2023.

•

On May 31, 2013, the Company’s two joint venture partners in 767 Venture, LLC (the entity that owns 767 Fifth Avenue (The GM Building) in New York City) transferred all of their interests in the joint venture to third parties. In connection with the transfer, the Company and its new joint venture partners modified the Company’s relative decision making authority and consent rights with respect to the joint venture’s assets and operations. These changes resulted in the Company having sufficient financial and operating control over 767 Venture, LLC such that the Company now accounts for the assets, liabilities and operations of 767 Venture, LLC on a consolidated basis in its financial statements instead of under the equity method of accounting. Upon consolidation, the Company recognized a non-cash gain on its investment of approximately $363.4 million. The financial impact and reporting implications are presented on the accompanying table entitled “Projected Operating Results.” There can be no assurance that the actual operating results will not differ materially from these projections.

•

On June 5, 2013, a joint venture in which the Company has a 60% interest refinanced its mortgage loans collateralized by 540 Madison Avenue located in New York City. The mortgage loans aggregating approximately $118.0 million bore interest at a weighted-average fixed rate of 5.20% per annum and were scheduled to mature on July 11, 2013. The new mortgage loan totaling $120.0 million requires interest-only payments at a variable rate equal to LIBOR plus 1.50% per annum and matures on June 5, 2018.

•

On June 14, 2013, the Company completed and fully placed in-service 17 Cambridge Center, a Class A office project with approximately 195,000 net rentable square feet located in Cambridge, Massachusetts. The property is 100% leased.

•

On June 27, 2013, the Company’s Operating Partnership completed a public offering of $700.0 million in aggregate principal amount of its 3.800% senior unsecured notes due 2024. The notes were priced at 99.694% of the principal amount to yield an effective rate (including financing fees) of 3.916% to maturity. The notes will mature on February 1, 2024, unless earlier redeemed. The aggregate net proceeds from the offering were approximately $691.9 million after deducting the underwriting discount and transaction expenses.

•

On June 28, 2013, the Company completed the sale of its 303 Almaden Boulevard property located in San Jose, California for a sale price of $40.0 million. Net cash proceeds totaled approximately $39.3 million. 303 Almaden Boulevard is a Class A office property totaling approximately 158,000 net rentable square feet. During the first quarter of 2013, the Company recognized an impairment loss totaling approximately $3.2 million, which was excluded from FFO in accordance with NAREIT’s definition, as the carrying value of the property exceeded its net sale price. As a result, there was no loss on sale of real estate recognized during the three months ended June 30, 2013.

Transactions completed subsequent to June 30, 2013:

•

On July 1, 2013, the Company completed and fully placed in-service its Cambridge Center Connector project with approximately 43,000 net rentable square feet located in Cambridge, Massachusetts. The project is 100% leased.

•

On July 15, 2013, the Company executed a binding contract for the sale of its 1301 New York Avenue property located in Washington, DC for a net contract sale price of approximately $121.7 million. After adjusting for outstanding lease and other transaction costs to be assumed by the buyer, the gross sale price is approximately $135.0 million. 1301 New York Avenue is a Class A office property totaling approximately 201,000 net rentable square feet. The sale is subject to the satisfaction of customary closing conditions and there can be no assurance that the sale will be consummated on the terms currently contemplated, or at all.

•

On July 19, 2013, a joint venture in which the Company has a 50% interest completed the sale of its Eighth Avenue and 46th Street project located in New York City for an imputed sale price of $45.0 million. Eighth Avenue and 46th Street is comprised of an assemblage of land parcels and air-rights. Net cash proceeds to the Company totaled approximately $21.8 million, after the payment of transaction costs.

•

On July 26, 2013, the Company’s Operating Partnership amended and restated the revolving credit agreement governing the Company’s Unsecured Line of Credit, which, among other things, (1) increased the total commitment from $750.0 million to $1.0 billion, (2) extended the maturity date from June 24, 2014 to July 26, 2018 and (3) reduced the per annum variable interest rates and other fees. Based on the Operating Partnership’s current credit rating, borrowings will bear interest at a per annum rate equal to LIBOR plus 1.00%. Under the amended and restated Unsecured Line of Credit, the Operating Partnership may increase the total commitment to $1.5 billion, subject to syndication of the increase.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter and full year 2013 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. The estimates include the impact of (1) the Operating Partnership’s issuance of $700 million of 3.800% senior unsecured notes on June 27, 2013, which will result in related interest expense of approximately $0.08 per share for the period July 1 – December 31, 2013, (2) a reduction in capitalized interest due to a decline in the Company’s average corporate borrowing rate which is expected to result in $0.02 per share of higher interest expense for the remainder of 2013 and (3) the anticipated sale of 1301 New York Avenue in the third quarter of 2013, which is expected to result in approximately $0.02 per share of less income for the remainder of 2013. In addition and except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	Third Quarter 2013			Full Year 2013
	Low	—	High	Low	—	High
Projected EPS (diluted)	$0.97	—	$0.99	$4.76	—	$4.81
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.83	—	0.83	3.30	—	3.30
Less:
Projected Company Share of Gains on Sales of Real Estate	0.53	—	0.53	3.17	—	3.17

Projected FFO per Share (diluted)	$1.27	—	$1.29	$4.89	—	$4.94

Boston Properties will host a conference call on Wednesday, July 31, 2013 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2013 results, the 2013 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 12883890. A replay of the conference call will be available through August 15, 2013, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 12883890. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ second quarter 2013 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, three residential properties and four retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, New York, Princeton, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, satisfaction of the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions (including the impact of the European sovereign debt issues), the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the third quarter and full fiscal year 2013, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$17,056,758	$13,581,454
Construction in progress	1,483,114	1,036,780
Land held for future development	290,085	275,094
Less: accumulated depreciation	(2,996,520)	(2,934,160)

Total real estate	15,833,437	11,959,168
Cash and cash equivalents	1,608,731	1,041,978
Cash held in escrows	54,829	55,181
Investments in securities	14,226	12,172
Tenant and other receivables, net of allowance for doubtful accounts of $1,377 and $1,960, respectively	66,039	69,555
Related party notes receivable	—	282,491
Interest receivable from related party notes receivable	—	104,816
Accrued rental income, net of allowance of $3,641 and $1,571, respectively	625,654	598,199
Deferred charges, net	945,918	588,235
Prepaid expenses and other assets	179,741	90,610
Investments in unconsolidated joint ventures	137,975	659,916

Total assets	$19,466,550	$15,462,321

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,484,657	$3,102,485
Unsecured senior notes, net of discount	5,834,973	4,639,528
Unsecured exchangeable senior notes, net of discount	734,278	1,170,356
Unsecured line of credit	—	—
Mezzanine notes payable	311,637	—
Related party notes payable	180,000	—
Accounts payable and accrued expenses	212,998	199,102
Dividends and distributions payable	112,425	110,488
Accrued interest payable	141,676	72,461
Other liabilities	560,496	324,613

Total liabilities	12,573,140	9,619,033

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	110,876	110,876

Redeemable interest in property partnership	98,162	97,558

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 and no shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	200,000	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 152,463,640 and 151,680,109 shares issued and 152,384,740 and 151,601,209 shares outstanding at June 30, 2013 and December 31, 2012, respectively	1,524	1,516
Additional paid-in capital	5,246,243	5,222,073
Earnings (dividends) in excess of dividends (earnings)	192,492	(109,985)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(12,689)	(13,817)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,624,848	5,097,065
Noncontrolling interests:
Common units of the Operating Partnership	570,135	539,753
Property partnerships	489,389	(1,964)

Total equity	6,684,372	5,634,854

Total liabilities and equity	$19,466,550	$15,462,321

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$403,942	$371,019	$781,670	$725,844
Recoveries from tenants	68,434	57,361	132,863	109,009
Parking and other	23,969	23,356	47,799	45,615

Total rental revenue	496,345	451,736	962,332	880,468
Hotel revenue	11,118	10,049	19,409	16,865
Development and management services	7,857	9,564	16,593	17,709

Total revenue	515,320	471,349	998,334	915,042

Expenses
Operating
Rental	179,837	161,172	352,457	317,014
Hotel	7,335	6,616	14,379	12,715
General and administrative	22,194	19,066	65,765	46,685
Transaction costs	535	8	978	2,112
Impairment loss	—	—	8,306	—
Depreciation and amortization	134,604	111,168	255,199	219,630

Total expenses	344,505	298,030	697,084	598,156

Operating income	170,815	173,319	301,250	316,886
Other income (expense)
Income from unconsolidated joint ventures	48,783	21,191	57,504	32,912
Gains on consolidation of joint ventures	387,801	—	387,801	—
Interest and other income	1,296	2,382	2,767	4,028
Gains (losses) from investments in securities	181	(186)	916	615
Gains from early extinguishments of debt	152	274	152	1,041
Interest expense	(103,140)	(99,901)	(203,573)	(203,138)

Income from continuing operations	505,888	97,079	546,817	152,344
Discontinued operations
Income from discontinued operations	873	218	934	788
Gain on sale of real estate from discontinued operations	—	36,877	—	36,877
Gain on forgiveness of debt from discontinued operations	—	—	20,182	—
Impairment loss from discontinued operations	—	—	(3,241)	—

Net income	506,761	134,174	564,692	190,009
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	219	(457)	(2,355)	(1,003)
Noncontrolling interest—redeemable preferred units of the Operating Partnership	(1,123)	(765)	(2,303)	(1,566)
Noncontrolling interest—common units of the Operating Partnership	(50,734)	(10,318)	(55,277)	(16,310)
Noncontrolling interest in discontinued operations—common units of the
Operating Partnership	(88)	(4,075)	(1,900)	(4,159)

Net income attributable to Boston Properties, Inc.	455,035	118,559	502,857	166,971
Preferred dividends	(2,618)	—	(2,764)	—

Net income attributable to Boston Properties, Inc. common shareholders	$452,417	$118,559	$500,093	$166,971

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$2.94	$0.57	$3.17	$0.89
Discontinued operations	0.01	0.22	0.10	0.23

Net income	$2.95	$0.79	$3.27	$1.12

Weighted average number of common shares outstanding	151,938	150,312	151,793	149,328

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$2.93	$0.56	$3.16	$0.89
Discontinued operations	0.01	0.22	0.10	0.23

Net income	$2.94	$0.78	$3.26	$1.12

Weighted average number of common and common equivalent shares outstanding	152,490	150,694	152,222	149,720

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$452,417	$118,559	$500,093	$166,971
Add:
Preferred dividends	2,618	—	2,764	—
Noncontrolling interest in discontinued operations—common units of the
Operating Partnership	88	4,075	1,900	4,159
Noncontrolling interest—common units of the Operating Partnership	50,734	10,318	55,277	16,310
Noncontrolling interest—redeemable preferred units of the Operating Partnership	1,123	765	2,303	1,566
Noncontrolling interests in property partnerships	(219)	457	2,355	1,003
Impairment loss from discontinued operations	—	—	3,241	—
Less:
Income from discontinued operations	873	218	934	788
Gain on sale of real estate from discontinued operations	—	36,877	—	36,877
Gain on forgiveness of debt from discontinued operations	—	—	20,182	—

Income from continuing operations	505,888	97,079	546,817	152,344
Add:
Real estate depreciation and amortization (2)	149,817	135,219	292,372	267,837
Income from discontinued operations	873	218	934	788
Less:
Gains on sales of real estate included within income from unconsolidated joint ventures (3)	43,327	—	43,327	—
Gains on consolidation of joint ventures (3)	387,801	—	387,801	—
Noncontrolling interests in property partnerships’ share of funds from operations	4,436	956	7,474	1,966
Noncontrolling interest—redeemable preferred units of the Operating Partnership	1,123	765	2,303	1,566
Preferred dividends	2,618	—	2,764	—

Funds from operations (FFO) attributable to the Operating Partnership	217,273	230,795	396,454	417,437
Less:
Noncontrolling interest—common units of the Operating Partnerships’ share of funds from operations	21,858	24,321	40,427	44,261

Funds from operations attributable to Boston Properties, Inc.	$195,415	$206,474	$356,027	$373,176

Boston Properties, Inc.’s percentage share of funds from operations—basic	89.94%	89.46%	89.90%	89.40%

Weighted average shares outstanding—basic	151,938	150,312	151,793	149,328

FFO per share basic	$1.29	$1.37	$2.35	$2.50

Weighted average shares outstanding—diluted	153,797	152,047	153,529	151,093

FFO per share diluted	$1.28	$1.36	$2.33	$2.48

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $134,604, $111,168, $255,199 and $219,630, our share of unconsolidated joint venture real estate depreciation and amortization of $15,535, $23,513, $37,192 and $46,634 and depreciation and amortization from discontinued operations of $0, $907, $596 and $2,310, less corporate-related depreciation and amortization of $322, $369, $615 and $737 for the three and six months ended June 30, 2013 and 2012, respectively.
(3)	Consists of the portion of income from unconsolidated joint ventures related to the gain on sale of 125 West 55th Street totaling approximately $43.3 million during the three and six months ended June 30, 2013. The gains on consolidation of joint ventures consisted of (1) 767 Fifth Avenue (The GM Building) totaling approximately $363.4 million and (2) the Company’s Value-Added Fund’s Mountain View properties totaling approximately $24.4 million during the three and six months ended June 30, 2013.

BOSTON PROPERTIES, INC.

PROJECTED OPERATING RESULTS

FOR THE SIX MONTHS ENDING DECEMBER 31, 2013

(dollars in thousands)

	767 Fifth Avenue (The GM Building)
	Accounting
	Prior Unconsolidated Equity Method (1)	Current Consolidated JV (2)	Change
Base rent and recoveries from tenants	$120,762	$120,762	$—
Straight-line rent (3)	4,546	8,339	3,793
Fair value lease revenue (3)	40,377	10,615	(29,762)
Parking and other	3,832	3,832	—

Total rental revenue	169,517	143,548	(25,969)
Operating expenses (excluding management fees)	(44,594)	(44,594)	—
Management fee expense	(2,518)	—	2,518

Revenue less operating expenses	122,405	98,954	(23,451)
Interest expense	(47,887)	(47,887)	—
Interest expense on partner loans	(34,400)	(13,760)	20,640
Fair value interest expense (3)	(5,626)	21,058	26,684
Depreciation and amortization (3)	(50,081)	(63,235)	(13,154)

Net income (loss)	$(15,589)	$(4,870)	$10,719
Noncontrolling interest in property partnerships (income) loss	—	11,211	11,211

Company share of net income/(loss)	(9,353)	6,341	15,694
Elimination of interest expense on intercompany partner loan	20,640	—	(20,640)
Company share of depreciation and amortization	30,049	37,941	7,892

BXP share of FFO	$41,336	$44,282	$2,946
Management fee income	$2,518	$—	$(2,518)

Net contribution	$43,854	$44,282	$428

(1)	Under the equity method of accounting, the Company’s 60% share of net income from 767 Venture, LLC was included within the line item “income from unconsolidated joint ventures”; in the projections above, this amount is ($9.4) million. The Company’s share of 767 Venture, LLC’s FFO was calculated by eliminating interest expense on the intercompany loan and adding the Company’s 60% share of depreciation and amortization to net income; in the projections above, the resulting amount is $41.3 million.
(2)	Beginning June 1, 2013, the Company is recording 100% of 767 Venture, LLC’s period activity within its consolidated statements of operations and eliminating intercompany transactions. The partners’ 40% share of the net (income) loss of the property will be reflected within the line item “Noncontrolling interests in property partnerships.” (Note that the line item “Noncontrolling interests in property partnerships” will now include 767 Fifth Avenue (The GM Building), 505 9th Street, Transbay Tower and Fountain Square.) In the projections above, this amount is $11.2 million and is reconciled below. Noncontrolling interests in property partnerships includes our partners’ 40% share of net income prior to interest expense on partner loan, plus 100% of the partner loan interest expense attributable to our partners and 40% of the property management fee which is eliminated through consolidation. The Company’s FFO from 767 Venture, LLC is calculated by deducting our partners’ 40% share of FFO; in the projections above, the resulting amount is $44.3 million.

Noncontrolling Partner Interest in Property Partnership Reconciliation
Net income (loss)	$(4,870)
Less: Noncontrolling interest expense on partner loans	(13,760)

Property net income excluding interest expense on partner loans	8,890
Partners' 40% share of net (income) loss excluding interest expense on partner loans	(3,556)
Plus: Allocation of noncontrolling interest in interest expense on partner loans	13,760
Plus: Allocation of management fee expense to noncontrolling partner	1,007

Noncontrolling interest in property partnerships (income) loss	$11,211

(3)	Under Accounting Standards Codification 805, Business Combinations, in connection with the consolidation of 767 Venture, LLC, the Company was required to assess the fair value of acquired tangible and intangible assets (including land, buildings, tenant improvements, “above-” and “below-market” leases, leasing and assumed financing origination costs, acquired in-place leases, other identified intangible assets and assumed liabilities) and allocate the purchase price to the acquired assets and assumed indebtedness and liabilities, as if vacant. In accordance with the accounting for 767 Fifth Avenue (GM Building) as a business combination, straight-line rent and depreciation and amortization expense have been reset as of June 1, 2013.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2013	December 31, 2012
Boston	91.7%	90.5%
New York	95.2%	93.7%
Princeton	77.8%	78.2%
San Francisco	89.2%	90.1%
Washington, DC	95.0%	94.3%

Total Portfolio	92.1%	91.4%

	% Leased by Type
	June 30, 2013	December 31, 2012
Class A Office Portfolio	92.2%	91.4%
Office/Technical Portfolio	89.5%	90.6%

Total Portfolio	92.1%	91.4%